[32.1]



        Certification of Chief Financial Officer
          PURSUANT TO 18 U.S.C. SECTION 1350
   (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Robert E. Williams (principal financial and accounting officer) of J R Bassett Optical, Inc. (the
"Registrant"), certify to the best of my knowledge, based upon a review of the Quarterly Report on Form
10QSB for the fiscal quarter ended March 31, 2005(the
"Report") of the Registrant, that:

  (1) The Report fully complies with the requirements of section 13(a) and 15(d)of the Securities Exchange
Act of 1934,as amended; and

  (2) The information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



                            SIGNATURES
                            ----------

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report be signed on its behalf by the undersigned thereunto duly authorized.

                                       J R Bassett Optical, Inc.
                                (Formerly, Optical Express, Inc.)

September 20, 2005              /S/Robert E. Williams
                                ----------------------
                                   Robert E. Williams
                                   President / C.E.O.


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